PRICEWATERHOUSECOOPERS [LOGO]
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                                                     PricewaterhouseCoopers LLP
                                                     Chartered Accountants
                                                     300 Brunswick House
                                                     44 Chipman Hill, PO Box 789
                                                     Saint John, New Brunswick
                                                     Canada E2L 4B9
                                                     Telephone +1 (506) 632 1810
                                                     Facsimile +1 (506) 632 8997


CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the inclusion in this amended Registration Statement of Thomas Equipment, Inc. on Form S-1/A of our report dated August 30, 2005 relating to the consolidated financial statements of Thomas Equipment Limited as of June 30, 2004 and 2003 and the related consolidated statements of operations and comprehensive loss, common and other shareholder's deficit, and cash flows for the years ended June 30, 2004 and 2003 and the three months ended September 30, 2004. We also consent to the reference to us under the heading "Experts" in this Registration Statement.

/s/ PricewaterhouseCoopers LLP

Saint John, New Brunswick, Canada
January 3, 2006



PricewaterhouseCoopers refers to the Canadian firm of PricewaterhouseCoopers LLP and the other member firms of PricewaterhouseCoopers International Limited, each of which is a separate and independent legal entity.